Exhibit 99.2

Contact:

Infinity Pharmaceuticals, Inc.

Jaren Irene Madden, 617-453-1336

Jaren.Madden@infi.com

http://www.infi.com

Media:

Liz Falcone, 617-761-6727

Liz.Falcone@fkhealth.com

INFINITY PROVIDES KEY 2012 GOALS AND FINANCIAL GUIDANCE

– Clinical Data Expected in 2012 with Potential to Reveal Multiple Registration Paths in

Underserved Patient Populations –

– Infinity Maintains Strong Financial Foundation with Cash Into 2014 –

Cambridge, Mass. – January 4, 2012 – Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) today announced its anticipated pipeline goals and financial guidance for 2012. Infinity begins the year with seven clinical trials underway across three programs and expects to report data during the year that will inform the potential paths to registration for each of these programs. Infinity’s programs target areas of tremendous unmet patient need where current treatments are either non-existent or inadequate, such as pancreatic cancer, chondrosarcoma and non-small cell lung cancer.

“This year has the potential to be transformative for Infinity. We anticipate reporting data from five of our seven ongoing trials, including overall survival data from our Phase 2 double-blind, randomized, placebo-controlled trial of saridegib in patients with metastatic pancreatic cancer. The milestones we are anticipating this year will enable us to determine a clear path forward and advance our goal of delivering important new medicines to patients,” stated Adelene Q. Perkins, Infinity’s president and chief executive officer.

“Importantly, we also enter the year with a strong financial foundation that allows us to advance our programs to key inflection points without the need for additional financing. And, with U.S. commercial rights for our entire portfolio, we have retained significant downstream value as we continue to build a sustainable, fully integrated biopharmaceutical company,” Ms. Perkins continued.

2012 Program Goals

Infinity plans to report key data in 2012 from three clinical programs, including: saridegib (also known as IPI-926), a novel, oral, small molecule that inhibits Smoothened, a key component of the Hedgehog pathway; retaspimycin HCl (also known as IPI-504), a novel heat shock protein 90 (Hsp90) inhibitor; and IPI-145, a potent, oral inhibitor of phosphoinositide-3-kinase (PI3K) delta and gamma.

Infinity anticipates achieving the following development milestones in 2012:

Saridegib:

•

Provide an update on the Phase 1b portion of the trial in combination with gemcitabine in patients with previously untreated, metastatic pancreatic cancer at the ASCO 2012 Gastrointestinal Cancers Symposium in San Francisco on Friday, January 20, 2012, from 11:45 a.m.–1:45 p.m. PST

•

Report top-line overall survival data from the Phase 2 portion of the trial in combination with gemcitabine in patients with previously untreated, metastatic pancreatic cancer in the second half of 2012

•	Complete enrollment in the Phase 2 trial in patients with metastatic or locally advanced, unresectable chondrosarcoma in the second half of 2012

•	Report top-line data from the Phase 2 trial in patients with myelofibrosis in the second half of 2012

Retaspimycin HCl:

•	Complete enrollment in the Phase 2 trial in combination with docetaxel in patients with non-small cell lung cancer (NSCLC) in the second half of 2012

•	Report data from the dose-escalation portion of the Phase 1b/2 trial in combination with everolimus in NSCLC patients with a KRAS mutation in the second half of 2012

IPI-145:

•	Report data from the Phase 1 trial in healthy subjects in the second half of 2012

•	Report data from the Phase 1 trial in hematologic malignancies in the second half of 2012

2012 Financial Guidance

Infinity is providing the following guidance with respect to its 2012 financial outlook:

•

Revenues: Infinity expects total revenues for 2012 to be approximately $114 million, consisting of $110 million for reimbursed research and development (R&D) services from Mundipharma International Corporation Ltd. and approximately $4 million from the amortization of deferred revenue associated with the grant of rights and licenses under Infinity’s strategic alliance with Mundipharma and Purdue Pharmaceutical Products L.P.

•	Operating expenses: Infinity expects operating expenses for 2012 to range from $145 million to $155 million.

•	Net loss: Infinity expects net loss for 2012 to range from $35 million to $45 million, or a basic and diluted loss per common share of $1.30 to $1.70.

•

Cash and investments: Infinity expects to end 2012 with a year-end cash and investments balance ranging from $75 million to $85 million. Based on its current operating plan and exclusive of any business development activities, Infinity’s financial foundation provides cash runway into 2014, consistent with previous guidance.

Infinity to Provide Update on Saredegib on January 31, 2012 in New York City

On January 31, 2012, Infinity will provide an update on the research and development of saridegib, providing an opportunity to listen and discuss Infinity’s science and supporting rationale for the ongoing clinical development of saridegib along with the anticipated milestones for this program in the second half of 2012. A brief summary of the Phase 1b data of saridegib presented at ASCO GI will also be included. The event will be held from 10:00 a.m. to 12:00 p.m. EST at the Hotel Sofitel in New York City.

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative drug discovery and development company seeking to discover, develop and deliver to patients best-in-class medicines for difficult-to-treat diseases. Infinity combines proven scientific expertise with a passion for developing novel small molecule drugs that target emerging disease pathways. Infinity’s programs in the inhibition of the Hedgehog pathway, heat shock protein 90, phosphoinositide-3-kinase and fatty acid amide hydrolase are evidence of its innovative approach to drug discovery and development. For more information on Infinity, please refer to the company’s website at www.infi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include the expectation that Infinity: will report data during the year that will inform the registration paths for each of its programs; can advance its programs to key inflection points without the need for additional financing; will provide an update on the Phase 1b portion of the trial of saridegib in combination with gemcitabine in patients with pancreatic cancer at ASCO GI; will report data in the second half of 2012 from the Phase 2 portion of the trial of saridegib in combination with gemcitabine in patients with pancreatic cancer, the Phase 2 trial of saridegib in patients with myelofibrosis, the dose-escalation portion of the Phase 1b/2 trial of retaspimycin HCl in combination with everolimus in patients with NSCLC, and each of the Phase 1 trials of IPI-145; will complete enrollment in the second half of 2012 in the Phase 2 trial of saridegib in patients with chondrosarcoma and the Phase 2 trial of retaspimycin HCl in combination with docetaxel in patients with NSCLC. Such forward-looking statements also include estimates of 2012 financial performance (including total revenues, operating expenses, net loss, basic and diluted loss per common share, and year-end cash and investments balance) and the expectation that Infinity’s financial foundation will provide a cash runway to support its current operating plan into 2014. Such statements are subject to numerous factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. For example, there can be no guarantee that Infinity’s strategic alliance with Mundipharma will continue for its expected term or that it will fund Infinity’s programs as agreed, that any product candidate Infinity is developing will successfully complete necessary preclinical and clinical development phases, or that development of any of Infinity’s product candidates will continue. Further, there can be no guarantee that any positive developments in Infinity’s product portfolio will result in stock price appreciation. Management’s expectations could also be affected by risks and uncertainties relating to: Infinity’s results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; Infinity’s ability to enroll patients in its clinical trials; unplanned cash requirements and expenditures, including in connection with business development activities; development of agents by Infinity’s competitors for diseases in which Infinity is currently developing its product candidates; and Infinity’s ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” included in Infinity’s quarterly report on Form 10-Q for the quarter ended September 30, 2011 filed with the Securities and Exchange Commission on November 8, 2011. Any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###